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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 30, 2000

                          FRIEDE GOLDMAN HALTER, INC.
             (Exact name of registrant as specified in its charter)


           Mississippi                    0-22595                64-0900067
 (State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                         13085 Industrial Seaway Road
                          Gulfport, Mississippi 39503
                             (Address of principal
                               executive offices
                                 and zip code)

                                (228) 896-0029
                        (Registrant's telephone number,
                             including area code)
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ITEM 5.   OTHER EVENTS

     On May 30, 2000, the Company issued a press release (the "Press Release") announcing that its Friede Goldman Offshore Texas ("FGOT") subsidiary has reached an agreement with Petrodrill IV Ltd. and Petrodrill V Ltd. ("Petrodrill") regarding contract disputes over FGOT's construction of two Amethyst-class deepwater semisubmersible drilling rigs for Petrodrill. The agreements have been approved by the boards of directors of both Friede Goldman Halter and Petrodrill, and by the U.S. Maritime Administration, which is providing loan guarantees for the project. For additional information, reference is made to the Press Release dated May 30, 2000, a copy of which is attached as an exhibit hereto.

     On May 31, 2000, the Company issued a press release (the "Press Release") announcing that it has signed a definitive agreement to sell its vessel repair unit to Bollinger Shipyards, Inc. of Lockport, Louisiana for $80 million. The all-cash transaction, which is expected to be completed in July 2000, is structured as an asset sale and is subject to certain conditions, including approval under the Hart Scott Rodino Act. For additional information, reference is made to the Press Release dated May 31, 2000, a copy of which is attached as an exhibit hereto.


Item 7.  Financial Statements and Exhibits

     (c)

     Exhibit 99.1   Press Release of Registrant dated May 30, 2000

     Exhibit 99.2   Press Release of Registrant dated May 31, 2000
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          FRIEDE GOLDMAN HALTER, INC.


Date: June 6, 2000

                                          By:/s/Rick S. Rees
                                             ----------------------------------
                                             Rick S. Rees
                                             Executive Vice President and
                                                Chief Financial Officer
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                                  EXHIBIT INDEX

          Exhibit No.      Description
          -----------      -----------

          *99.1            Press Release of Registrant dated May 30, 2000

          *99.2            Press Release of Registrant dated May 31, 2000
___________________
* Filed herewith.